Lakeside Holding Limited

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.0001
COMMON STOCK

CUSIP NO. G9T22C100

THIS CERTIFIES THAT

*** SPECIMEN ***

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.01 EACH OF

LAKESIDE HOLDING LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

LONG YI
CFO

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112